SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of Report (Date of Earliest Event Reported): December 26, 2002

                               ______________


                         PLAYBOY ENTERPRISES, INC.

                               ______________

             (Exact Name of Registrant as Specified in Charter)

           DELAWARE                   1-6813                   36-4249478
----------------------------  ------------------------  ------------------------
(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
     of Incorporation)                                     Identification No.)

            680 NORTH LAKE SHORE DRIVE, CHICAGO, ILLINOIS 60611
            ---------------------------------------------------
            (Address of Principal Executive Offices) (Zip Code)


     Registrant's telephone number, including area code: (312) 751-8000

                               ______________


                               NOT APPLICABLE
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)
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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

DESCRIPTION

         (c) Exhibits.

         99.1 Press Release issued by Playboy Enterprises, Inc. on December 26, 2002.

Item 9.  Regulation FD Disclosure.

         On December 26, 2002, Playboy Enterprises, Inc. ("the Company"), announced the completion of the restructuring of its joint venture relationships with Claxson Interactive Group Inc. ("Claxson"). On December 26, 2002, the Company issued a press release relating to the foregoing. A copy of the press release is attached hereto as Exhibit 99.1.


NOTE: The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by regulation FD.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: This release contains "forward-looking statements," as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning the foregoing. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. The following are some of the important factors that could cause our actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements:

(1) foreign, national, state and local government regulation, actions or initiatives, including:

         (a) attempts to limit or otherwise regulate the sale, distribution or transmission of adult-oriented materials, including print, video and online materials,

         (b) limitations on the advertisement of tobacco, alcohol and other products which are important sources of advertising revenue for us,

         (c) substantive changes in postal regulations or rates which could increase our postage and distribution costs, or

         (d) changes in or increased regulation of gaming businesses, which could limit our ability to obtain licenses, and the impact of any new legislation on gaming businesses generally;

(2) risks associated with our foreign operations, including market acceptance and demand for our products and the products of our licensees and our ability to manage the risk associated with our exposure to foreign currency exchange rate fluctuations;

(3)      increases in interest rates;

(4) changes in general economic conditions, consumer spending habits, viewing patterns, fashion trends or the retail sales environment which, in each case, could reduce demand for our programming and products and impact our advertising revenues;

(5) our ability to protect our trademarks and other intellectual property;

(6) risks as a distributor of media content, including our becoming subject to claims for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement, and other claims based on the nature and content of the materials distributed;

(7) the dilution from any potential issuance of additional common stock in connection with acquisitions we make or investments in Playboy.com;

(8) competition for advertisers from other publications, media or online providers or any decrease in spending by advertisers, either generally or with respect to the adult male market;

(9) competition in the television, men's magazine and Internet markets;

(10) the television and Internet businesses reliance on third parties for technology and distribution, and any changes in that technology and/or unforeseen delays in its implementation which might affect our plans and assumptions;

(11) risks associated with losing access to transponders, competition for transponders and channel space and any decline in our access to, and acceptance by, cable and DTH systems or any deterioration in the terms or cancellation of fee arrangements with operators of these systems;

(12) attempts by consumers or citizens groups to exclude our programming from pay television distribution;

(13) risks associated with integrating the operations of the networks related to the Califa acquisition and the risks that we may not realize the expected operating efficiencies, synergies, increased sale and profits and other benefits from the acquisition;

(14) risks associated with the impact that the financial condition of Claxson Interactive Group, Inc. or any of its subsidiaries (Claxson), our venture partner, may have on our existing PTVLA partnership relationship or the recently concluded restructuring of the joint venture relationships between us and our affiliates, on the one hand, and Claxson and its affiliates, on the other hand, and the risks that we may not realize the expected operating efficiencies, synergies, revenues and profits and other benefits from the restructuring of our joint venture relationships;

(15)     increases in paper or printing costs;

(16) effects of the national consolidation of the single-copy magazine distribution system;

(17) uncertainty of the viability of the Internet gaming, e-commerce, advertising and subscription businesses; and

(18) our ability to obtain adequate third-party financing to fund our Internet business, and the timing and terms of such financing.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 26, 2002                     PLAYBOY ENTERPRISES, INC.


                                              By: /s/ Linda G. Havard
                                                  ---------------------------
                                                  Linda G. Havard
                                                  Executive Vice President,
                                                  Finance and Operations, and
                                                  Chief Financial Officer
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                               EXHIBIT INDEX


         99.1 Press Release issued by Playboy Enterprises, Inc. on December 26, 2002.